EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
TelVue Corporation:

We consent to incorporation by reference in the Registration Statements on Form S-8 (No. 333-87631 and No. 333-171352) of TelVue Corporation of our report dated March 30, 2010 relating to the balance sheet of TelVue Corporation as of December 31, 2009 and the related statement of operations, stockholders' deficit and cash flows for the year then ended, which report appears in the December 31, 2009 annual report on Form 10-K of TelVue Corporation.

/s/ Pressman Ciocca Smith LLP
Huntingdon Valley, Pennsylvania
April 14, 2011